                                                                 Exhibit 23.11



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated May 2, 1994 relating to the financial statements of Corporate Express of Delaware, Inc. included in or made a part of this Form S-3.



/s/ Arthur Andersen LLP
Baltimore, Maryland,
    December 19, 1996